                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported) DECEMBER 6, 2001
                                                 ----------------


                                  ABIOMED, INC.
                                  -------------
             (Exact name of registrant as specified in its charter)


          DELAWARE                   0-20584                04-2743260
--------------------------------------------------------------------------------
(State or other jurisdiction      (Commission              IRS Employer
      of incorporation)           File Number)        Identification Number)


                              22 CHERRY HILL DRIVE
                          DANVERS, MASSACHUSETTS 01923
                          ----------------------------

          (Address of principal executive offices, including zip code)


                                 (978) 777-5410
                                 --------------

              (Registrant's telephone number, including area code)


                                 Not Applicable
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)


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ITEM 5.  OTHER EVENTS.
----------------------


         Certain officers of ABIOMED, Inc. have informed us that they have recently entered into, or intend to enter into, stock diversification plans in order to sell a minority portion of their holdings of ABIOMED common stock. The diversification plans will be adopted under Rule 10b5-1 of the Securities Exchange Act of 1934 and are designed to avoid real or perceived conflicts of interest which may arise from our officers' involvement with the Company, while enabling our officers to diversify their investment portfolios. Under the diversification plans our officers will authorize an independent third-party to sell shares of ABIOMED common stock held directly or beneficially by them. Such sales, if any, will be conducted over a three-year period and will be executed in accordance with guidelines established at the beginning of the three-year period. The officers have informed us that sales of our common stock under the plans are not intended to be initiated by the third-party until the price of our common stock appreciates over current levels. In addition, each officer entering into a diversification plan has informed us that he or she will publicly disclose any stock sales made under the diversification plan as required by the securities laws.







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                                  ABIOMED, INC.



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                                    SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

                                                  ABIOMED, Inc.



Date: December 6, 2001                            /s/ David M. Lederman
                                                  ------------------------------
                                                  David M. Lederman
                                                  CEO and President